K&L|GATES	K&L Gates LLP 1601 K Street NW Washington, DC 20006-1600 T 202.778.9000 www.klgates.com

February 9, 2009

Neuberger Berman Equity Funds

605 Third Avenue, Second Floor

New York, NY 10158-0180

Ladies and Gentlemen:

We have acted as counsel to Neuberger Berman Equity Funds, a Delaware statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of the Trust’s registration statement on Form N-14 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), registering the Class A, Class C, Institutional Class and Investor Class shares of beneficial interest in Neuberger Berman Century Fund (the “Acquiring Fund”), par value $0.001 per share (the “Shares”), to be issued pursuant to the Plan of Reorganization and Dissolution, the form of which is being filed as part of the Registration Statement (the “Reorganization Plan”), and the subsequent conversion of certain Class A Shares to Investor Class Shares. The Reorganization Plan between the Acquiring Fund and Neuberger Berman Large Cap Disciplined Growth Fund (the “Acquired Fund”), each a series of the Trust, will provide for the transfer of the Acquired Fund’s assets to, and the assumption of the Acquired Fund’s liabilities by, the Acquiring Fund in exchange solely for a number of Class A, Class C and Institutional Class Shares of the Acquiring Fund determined in the manner specified in the Reorganization Plan, such Shares to be distributed to the Acquired Fund’s shareholders upon the subsequent liquidation of the Acquired Fund.  Immediately after the consummation of the reorganization, Class A Shares of the Acquiring Fund that are held by shareholders who held shares in the Neuberger Berman family of funds prior to the sale of Class A and Class C shares of a Neuberger Berman fund will be reclassified as Investor Class Shares of the Acquiring Fund (the "Conversion").

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Reorganization Plan, the Amended and Restated Trust Instrument and By-Laws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust;

2.

When issued upon the terms provided in the Reorganization Plan, the Class A, Class C and Institutional Class Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable; and

3.	When issued in connection with the Conversion, the Investor Class Shares to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ K&L Gates LLP
K&L Gates LLP